UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K/A

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 13, 2019

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TURNKEY CAPITAL, INC.

(Exact name of registrant as specified in its charter)

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Nevada	333-186282	33-1225521
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

2929 East Commercial Blvd., PH-D, Fort Lauderdale, FL 33308

(Address of Principal Executive Office) (Zip Code)

954-440-4678

(Registrant’s telephone number, including area code)

N/A

 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by checkmark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On September 13, 2019, Turnkey Capital Inc. (the “Company”) filed a Form 8-K discussing its entry into a Definitive Acquisition Agreement (“Agreement”). A Definitive Share Exchange Agreement (“Exchange”) is required in order to consummate this Agreement. The Exchange is expected to be consummated in the fourth quarter of 2019.

ITEM 8.01	OTHER EVENTS.

On September 13, 2019, the Company filed a Form 8-K to report a reverse stock split on a one-for-one hundred share basis of the Company’s issued and outstanding common stock. The Company reported that the total number of post-split issued and outstanding common shares would be 422,647 shares. Due to fractional rounding, the final amount of post-split outstanding common stock is restated at 422,699 shares.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 25, 2019	TURNKEY CAPITAL, INC.

	By:	/s/ Timothy Hart
Timothy Hart,
Chief Financial Officer